EXHIBIT 5.1
                                                                     -----------

                    [LETTERHEAD OF FOLEY, HOAG & ELIOT LLP]


                                                               David A. Broadwin
                                                                   Boston Office
                                                                    617.832.1259
January 15, 2002                                               dab@foleyhoag.com






Board of Directors
CDKnet.com, Inc.
250 West 57th Street
Suite 1101
New York, New York 10019

            Re:  CDKnet.com, Inc. Registration Statement on
                 Form SB-2 (File No. 333-75968)

Gentlemen:

     We are familiar with the Registration Statement on Form SB-2 filed by CDKnet.com, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"). The Registration Statement relates to the offering by certain Selling Security Holders of up to 8,292,753 shares of the Company's common stock (the "Shares").

     We are familiar with the Company's Articles of Incorporation and all amendments thereto, its By-Laws and all amendments thereto, records of meetings and consents of its Board of Directors and of its stockholders provided to us by the Company, and its stock records. In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

     Based on the foregoing, it is our opinion that the Company has corporate power adequate for the issuance of the Shares in accordance with the Registration Statement. The Company has taken all necessary corporate action required to authorize the issuance and sale of the Shares. When certificates for the Shares have been duly executed and countersigned, and delivered against due receipt of consideration therefor as described in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.


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Board of Directors
January 15, 2002
Page 2


     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the incorporated reference to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                               Very truly yours,



                                               FOLEY, HOAG & ELIOT LLP


                                               By: /s/ David A. Broadwin
                                                  -----------------------------
                                                  A Partner